Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Insignia Systems, Inc. 1990 Stock Plan, as amended, of our report dated February 18, 2000, with respect to the financial statements and schedule of Insignia Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young, LLP
                                       ERNST & YOUNG, LLP


Minneapolis, Minnesota
July 7, 2000